UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 4, 2016

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 4, 2016, Maiden Holdings, Ltd. (the “Company”) issued a press release announcing its results of operations for the fiscal quarter ended March 31, 2016. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On May 4, 2016, the Company issued a press release announcing the following quarterly dividends:

	Dividend per Share	Payable on:	Record date:
Common shares	$0.14	July 15, 2016	July 1, 2016
Preference shares - Series A	$0.515625	June 15, 2016	June 1, 2016
Preference shares - Series B	$0.90625	June 15, 2016	June 1, 2016
Preference shares - Series C	$0.445313	June 15, 2016	June 1, 2016

 A copy of the press release is hereby filed with the Commission and incorporated by reference herein as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 4, 2016

99.2	Press Release of Maiden Holdings, Ltd., dated May 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2016	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 4, 2016

99.2	Press Release of Maiden Holdings, Ltd., dated May 4, 2016

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces First Quarter 2016 Operating Earnings(1) of $28.3 Million or $0.37 Per Diluted Common Share and Net Income Attributable to Common Shareholders of $27.2 Million or $0.35 Per Diluted Common Share

Highlights for the quarter ended March 31, 2016

•	Net operating earnings(1) of $28.3 million, or $0.37 per diluted common share compared with net operating earnings of $26.6 million, or $0.35 per diluted common share in the first quarter of 2015;

•	Annualized operating return on common equity(7) of 12.3% compared to 11.4% in the first quarter of 2015;

•
Net income attributable to Maiden common shareholders of $27.2 million, or $0.35 per diluted common share compared with net income attributable to Maiden common shareholders of $32.4 million, or $0.41 per diluted common share in the first quarter of 2015;

•	Gross premiums written increased 3.6% to $864.1 million compared to the first quarter of 2015;

•	Net premiums written decreased 0.5% to $792.8 million compared to the first quarter of 2015;

•	Combined ratio(12) of 98.9% compared to 98.2% in the first quarter of 2015;

•	Net investment income was $36.3 million, an increase of 28.5% compared to the first quarter of 2015; and

•	Book value per common share(4) of $13.23 at March 31, 2016 increased 12.4% versus December 31, 2015.

HAMILTON, Bermuda - Maiden Holdings, Ltd. (NASDAQ:  MHLD) (“Maiden” or “the Company”) today reported first quarter 2016 net operating earnings(1) of $28.3 million compared with $26.6 million in the first quarter of 2015. Net income attributable to Maiden common shareholders in the first quarter of 2016 was $27.2 million compared to net income attributable to Maiden common shareholders of $32.4 million in the first quarter of 2015.

Commenting on the Company's results, Art Raschbaum, Chief Executive Officer of Maiden, said: “For the quarter, Maiden generated a 12.3% operating return on common equity, with book value per common share increasing over 12% versus year end 2015. While the reinsurance market remains highly competitive, Maiden continues to focus on disciplined organic growth with existing clients and implementation of new business initiatives in the U.S. and Europe. In the quarter we benefited from continued strong investment income, profitable underwriting and lower expense relativities. Maiden’s gross premiums written grew by 3.6% versus the first quarter of 2015 with continued prospects for disciplined growth for the balance of the year.”

Results for the quarter ended March 31, 2016
Maiden reported first quarter 2016 net operating earnings(1) of $28.3 million, or $0.37 per diluted common share compared with $26.6 million, or $0.35 per diluted common share in the first quarter of 2015. Net income attributable to common shareholders was $27.2 million or $0.35 per diluted common share compared with $32.4 million or $0.41 per diluted common share in the first quarter of 2015.

In the first quarter of 2016, gross premiums written increased 3.6% to $864.1 million from $834.3 million in the first quarter of 2015. The Diversified Reinsurance segment’s gross premiums written totaled $315.8 million, an increase of 3.4% versus the first quarter of 2015. The gross premium increase in the Diversified Reinsurance segment resulted from a combination of organic growth in the U.S. and new premiums from business development initiatives in Europe. In the AmTrust Reinsurance segment, gross premiums written increased by 3.7% to $548.3 million compared to the first quarter of 2015. The AmTrust Reinsurance segment growth rate was moderated by the commutation announced in the fourth quarter and the completion of AmTrust’s absorption of new business following the acquisition of Tower Group.

Net premiums written totaled $792.8 million in the first quarter of 2016, a decrease of 0.5% compared to the first quarter of 2015.  The impact of the corporate retrocessional program initiated in January of 2015 was much greater in the first quarter of 2016 than in the first quarter of 2015.

Net premiums earned of $616.0 million increased 6.7% compared to the first quarter of 2015.  In the Diversified Reinsurance segment, net premiums earned decreased 10.6% to $172.3 million compared to the first quarter of 2015. The AmTrust Reinsurance segment net earned premiums were up 15.4% to $443.8 million compared to the first quarter of 2015.

Net loss and loss adjustment expenses of $403.6 million were up 6.9% compared to the first quarter of 2015.

The loss ratio(8) of 65.0% was slightly higher than the 64.8% reported in the first quarter of 2015.

Commission and other acquisition expenses, increased 9.4% to $195.1 million in the first quarter of 2016, compared to the same quarter a year ago. The expense ratio(11) increased to 33.9% for the first quarter of 2016 compared with 33.4% in the same quarter last year, reflecting changes in business mix. General and administrative expenses for the first quarter of 2016 totaled $15.5 million, a 4.3% reduction compared with $16.2 million in the first quarter of 2015. The general and administrative expense ratio(10) was 2.5% in the first quarter of 2016 compared to 2.8% in the first quarter of 2015.

The combined ratio(12) for the first quarter of 2016 totaled 98.9% compared with 98.2% in the first quarter of 2015. Due to the volatility Maiden experienced in 2015, a higher booking ratio is reflected in the combined ratio relative to the same quarter last year. The Diversified Reinsurance segment combined ratio was 102.9% in the first quarter of 2016, up from 101.1% in the first quarter of 2015 due to the continued impact of commercial auto adverse development. The AmTrust Reinsurance segment reported a combined ratio of 95.3% in the first quarter of 2016 compared to 94.6% in the first quarter of 2015.

Net investment income of $36.3 million in the first quarter of 2016 increased 28.5% compared to the first quarter of 2015. As of March 31, 2016, the average yield on the fixed income portfolio (excluding cash) is 3.41% with an average duration of 4.72 years. Cash and cash equivalents were $230.7 million at March 31, 2016 or $101.8 million lower than at year-end 2015.

Total assets increased 7.3% to $6.1 billion at March 31, 2016 compared to $5.7 billion at year-end 2015.   Shareholders' equity was $1.5 billion, up 8.3% compared to December 31, 2015. Book value per common share was $13.23 at March 31, 2016 or 12.4% higher than at December 31, 2015.

During the first quarter of 2016, the Board of Directors declared dividends of $0.14 per common share, $0.515625 per Series A preference share, $0.90625 per Series B preference share and $ 0.544271 per Series C preference share.

(1)(4)(7) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.

(8)(10)(11)(12) Loss ratio, general and administrative expense ratio, expense ratio and combined ratio are operating metrics. Please see the additional information on these measures under Segment information tables.

Conference Call

Maiden’s Chief Executive Officer, Art Raschbaum and Chief Financial Officer, Karen Schmitt will review these results tomorrow morning via teleconference and live audio webcast beginning at 8:30 a.m. ET.

To participate in the conference call, please access one of the following at least five minutes prior to the start time:

U.S. Callers: 1.877.734.5373
Outside U.S. Callers: 1.973.200.3059
Passcode: 92372681
Webcast: http://www.maiden.bm/news_events

A replay of the conference call will be available beginning at 11:30 a.m. ET on May 5, 2016 through midnight on May 12, 2016. To listen to the replay, please dial toll free: 1.855.859.2056 (U.S. Callers) or toll: 1.404.537.3406 (callers outside the U.S.) and enter the Passcode: 92372681; or access http://www.maiden.bm/news_events

About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of March 31, 2016, Maiden had $6.1 billion in assets and shareholders' equity of $1.5 billion.

The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 as updated in periodic filings with the SEC. The Company undertakes no obligation to publicly update any forward-looking statements, except as may be required by law.

CONTACT:

Noah Fields, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm

Maiden Holdings, Ltd.
Balance Sheet
(in thousands of U.S. dollars, except share and per share data)

	March 31, 2016 (Unaudited)	December 31, 2015 (Audited)
ASSETS
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2016: $3,657,447; 2015: $3,562,864)	$3,705,631	$3,508,088
Fixed maturities, held-to-maturity, at amortized cost (fair value 2016: $620,327; 2015: $598,975)	607,170	607,843
Other investments, at fair value (cost 2016: $10,619; 2015: $10,816)	13,065	11,812
Total investments	4,325,866	4,127,743
Cash and cash equivalents	85,240	89,641
Restricted cash and cash equivalents	145,501	242,859
Accrued investment income	33,775	32,288
Reinsurance balances receivable, net	598,302	377,318
Reinsurance recoverable on unpaid losses	83,515	71,248
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	446,122	397,548
Goodwill and intangible assets, net	81,388	81,920
Other assets	151,989	115,038
Total assets	$6,119,673	$5,703,578
LIABILITIES
Reserve for loss and loss adjustment expenses	$2,572,405	$2,510,101
Unearned premiums	1,571,350	1,354,572
Accrued expenses and other liabilities	165,616	139,873
Senior notes
Principal amount	360,000	360,000
Less unamortized debt issuance costs	9,973	10,067
Senior notes, net	350,027	349,933
Total liabilities	4,659,398	4,354,479
Commitments and Contingencies
EQUITY
Preference shares	480,000	480,000
Common shares	750	747
Additional paid-in capital	580,779	579,178
Accumulated other comprehensive income	69,470	(23,767)
Retained earnings	333,035	316,184
Treasury shares, at cost	(4,991)	(4,521)
Total Maiden shareholders’ equity	1,459,043	1,347,821
Noncontrolling interest in subsidiaries	1,232	1,278
Total equity	1,460,275	1,349,099
Total liabilities and equity	$6,119,673	$5,703,578

Book value per common share(4)	$13.23	$11.77

Common shares outstanding	73,992,275	73,721,140

Maiden Holdings, Ltd.
Income Statement
(in thousands of U.S. dollars, except share and per share data)
(Unaudited)
	For the Three Months Ended March 31, 2016	For the Three Months Ended March 31, 2015
Revenues:
Gross premiums written	$864,114	$834,266
Net premiums written	$792,831	$796,983
Change in unearned premiums	(176,822)	(219,664)
Net premiums earned	616,009	577,319
Other insurance revenue	4,826	4,979
Net investment income	36,302	28,260
Net realized gains on investment	2,277	869
Total revenues	659,414	611,427
Expenses:
Net loss and loss adjustment expenses	403,621	377,406
Commission and other acquisition expenses	195,068	178,342
General and administrative expenses	15,496	16,197
Total expenses	614,185	571,945
Income from operations(2)	45,229	39,482
Other expenses
Interest and amortization expenses	(7,265)	(7,264)
Amortization of intangible assets	(615)	(710)
Foreign exchange and other gains	267	7,826
Total other expenses	(7,613)	(148)
Income before income taxes	37,616	39,334
Income tax expense	787	800
Net income	36,829	38,534
Add (less): loss (income) attributable to noncontrolling interest	64	(45)
Net income attributable to Maiden	36,893	38,489
Dividends on preference shares(6)	(9,677)	(6,084)
Net income attributable to Maiden common shareholders	$27,216	$32,405
Net operating earnings attributable to Maiden common shareholders(1)	$28,347	$26,634
Basic earnings per common share attributable to Maiden shareholders	$0.37	$0.44
Diluted earnings per common share attributable to Maiden shareholders	$0.35	$0.41
Basic operating earnings per common share attributable to Maiden shareholders	$0.38	$0.36
Diluted operating earnings per common share attributable to Maiden shareholders	$0.37	$0.35
Dividends declared per common share	$0.14	$0.13

Weighted average number of common shares - basic	73,871,277	73,084,412
Adjusted weighted average number of common shares and assumed conversions - diluted	85,799,377	85,263,785

Net loss and loss adjustment expense ratio(8)	65.0%	64.8%
Commission and other acquisition expense ratio(9)	31.4%	30.6%
General and administrative expense ratio(10)	2.5%	2.8%
Expense ratio(11)	33.9%	33.4%
Combined ratio(12)	98.9%	98.2%
Annualized return on common equity	11.9%	13.9%
Annualized operating return on common equity(7)	12.3%	11.4%

Maiden Holdings, Ltd.
Non - GAAP Financial Measure
(in thousands of U.S. dollars, except per share data)
(Unaudited)

	For the Three Months Ended March 31, 2016	For the Three Months Ended March 31, 2015
Reconciliation of net income attributable to Maiden common shareholders to net operating earnings:
Net income attributable to Maiden common shareholders	$27,216	$32,405
Add (subtract)
Net realized gains on investment	(2,277)	(869)
Foreign exchange and other gains	(267)	(7,826)
Amortization of intangible assets	615	710
Divested excess and surplus ("E&S") business and NGHC run-off	2,770	1,924
Non-cash deferred tax expense	290	290
Net operating earnings attributable to Maiden common shareholders(1)	$28,347	$26,634
Operating earnings per common share attributable to Maiden shareholders:
Basic earnings per common share attributable to Maiden shareholders	$0.38	$0.36
Diluted earnings per common share attributable to Maiden shareholders	$0.37	$0.35
Reconciliation of net income attributable to Maiden to income from operations:
Net income attributable to Maiden	$36,893	$38,489
Add (subtract)
Foreign exchange and other gains	(267)	(7,826)
Amortization of intangible assets	615	710
Interest and amortization expenses	7,265	7,264
Income tax expense	787	800
(Loss) income attributable to noncontrolling interest	(64)	45
Income from operations(2)	$45,229	$39,482

	March 31, 2016	December 31, 2015
Investable assets:
Total investments	$4,325,866	$4,127,743
Cash and cash equivalents	85,240	89,641
Restricted cash and cash equivalents	145,501	242,859
Loan to related party	167,975	167,975
Total investable assets(3)	$4,724,582	$4,628,218

	March 31, 2016	December 31, 2015
Capital:
Preference shares	$480,000	$480,000
Common shareholders' equity	979,043	867,821
Total Maiden shareholders' equity	1,459,043	1,347,821
2011 Senior Notes	107,500	107,500
2012 Senior Notes	100,000	100,000
2013 Senior Notes	152,500	152,500
Total capital resources(5)	$1,819,043	$1,707,821

(1) Net operating earnings is a non-GAAP financial measure defined by the Company as net income attributable to Maiden common shareholders excluding realized and unrealized investment gains and losses, foreign exchange and other gains and losses, amortization of intangible assets, divested excess and surplus business and NGHC run-off and non-cash deferred tax expense and should not be considered as an alternative to net income. The Company's management believes that net operating earnings is a useful indicator of trends in the Company's underlying operations. The Company's measure of net operating earnings may not be comparable to similarly titled measures used by other companies.

(2) Income from Operations is a non-GAAP financial measure defined by the Company as net income attributable to Maiden excluding foreign exchange and other gains and losses, amortization of intangible assets, interest and amortization expenses, income tax expense and income or loss attributable to noncontrolling interest and should not be considered as an alternative to net income. The Company’s management believes that income from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This income from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of income from operations may not be comparable to similarly titled measures used by other companies.

(3) Investable assets is the total of the Company's investments, cash and cash equivalents and loan to a related party.

(4) Book value per common share is calculated using common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(5) Total capital resources is the sum of the Company's principal amount of debt and Maiden shareholders' equity.

(6) Dividends on preference shares consist of $3,094 paid to Preference Shares - Series A and $2,990 paid to Preference Shares - Series B during the three months ended March 31, 2016 and 2015, respectively, and $3,593 paid to Preference Shares - Series C during the three months ended March 31, 2016.

(7) Operating return on average common equity is a non-GAAP financial measure. Management uses operating return on average common shareholders' equity as a measure of profitability that focuses on the return to Maiden common shareholders. It is calculated using operating earnings available to common shareholders divided by average Maiden common shareholders' equity.

Maiden Holdings, Ltd.
Supplemental Financial Data - Segment Information
(in thousands of U.S. dollars)
(Unaudited)

For the Three Months Ended March 31, 2016	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$315,804	$548,310	$—	$864,114
Net premiums written	$286,136	$506,695	$—	$792,831
Net premiums earned	$172,256	$443,753	$—	$616,009
Other insurance revenue	4,826	—	—	4,826
Net loss and loss adjustment expenses	(119,076)	(281,774)	(2,771)	(403,621)
Commission and other acquisition expenses	(54,531)	(140,538)	1	(195,068)
General and administrative expenses	(8,600)	(586)	—	(9,186)
Underwriting (loss) income	$(5,125)	$20,855	$(2,770)	$12,960
Reconciliation to net income
Net investment income and realized gains on investment				38,579
Interest and amortization expenses				(7,265)
Amortization of intangible assets				(615)
Foreign exchange and other gains				267
Other general and administrative expenses				(6,310)
Income tax expense				(787)
Net income				$36,829

Net loss and loss adjustment expense ratio(8)	67.2%	63.5%		65.0%
Commission and other acquisition expense ratio(9)	30.8%	31.7%		31.4%
General and administrative expense ratio(10)	4.9%	0.1%		2.5%
Combined ratio(12)	102.9%	95.3%		98.9%

For the Three Months Ended March 31, 2015	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$305,341	$528,926	$(1)	$834,266
Net premiums written	$294,198	$502,784	$1	$796,983
Net premiums earned	$192,684	$384,633	$2	$577,319
Other insurance revenue	4,979	—	—	4,979
Net loss and loss adjustment expenses	(132,386)	(243,094)	(1,926)	(377,406)
Commission and other acquisition expenses	(58,206)	(120,136)	—	(178,342)
General and administrative expenses	(9,320)	(747)	—	(10,067)
Underwriting income (loss)	$(2,249)	$20,656	$(1,924)	$16,483
Reconciliation to net income
Net investment income and realized gains on investment				29,129
Interest and amortization expenses				(7,264)
Amortization of intangible assets				(710)
Foreign exchange and other gains				7,826
Other general and administrative expenses				(6,130)
Income tax expense				(800)
Net income				$38,534

Net loss and loss adjustment expense ratio(8)	67.0%	63.2%		64.8%
Commission and other acquisition expense ratio(9)	29.4%	31.2%		30.6%
General and administrative expense ratio(10)	4.7%	0.2%		2.8%
Combined ratio(12)	101.1%	94.6%		98.2%

(8) Calculated by dividing net loss and loss adjustment expenses by the sum of net premiums earned and other insurance revenue.
(9) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.
(10) Calculated by dividing general and administrative expenses by the sum of net premiums earned and other insurance revenue.
(11) Calculated by adding together the commission and other acquisition expense ratio and general and administrative expense ratio.
(12) Calculated by adding together the net loss and loss adjustment expense ratio and expense ratio.

Exhibit 99.2
PRESS RELEASE
Maiden Holdings Announces Dividends on Common Shares and Preference Shares

HAMILTON, Bermuda, May 4, 2016 -- Maiden Holdings, Ltd. (NASDAQ: MHLD) today announced that its Board of Directors approved a quarterly cash dividend of $0.14 per share of common stock. The dividend will be payable on July 15, 2016 to shareholders of record as of July 1, 2016.
Maiden’s Board of Directors also approved the following cash dividends on its preference shares that are payable on June 15, 2016 to shareholders of record as of June 1, 2016:

•	Series A 8.25% Non-Cumulative Preference Shares of $0.515625 per Preference Share

•	Series B 7.25% Mandatory Convertible Preference Shares of $0.90625 per Preference Share

•	Series C 7.125% Non-Cumulative Preference Shares of $0.445313 per Preference Share

About Maiden Holdings, Ltd.
Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  Through its subsidiaries, which are each A- rated (excellent) by A.M. Best, the Company is focused on providing non-catastrophic, customized reinsurance products and services to small and mid-size insurance companies in the United States and Europe. As of December 31, 2015, Maiden had $5.7 billion in assets and shareholders' equity of $1.3 billion.
The Maiden Holdings, Ltd. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5006

CONTACT:
Noah Fields, Senior Vice President, Investor Relations
Maiden Holdings, Ltd.
Phone: 441.298.4927
E-mail: nfields@maiden.bm